                                                                    EXHIBIT 23.1



                  Consent of Independent Public Accountants





     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement.






/s/ Arthur Andersen LLP
Arthur Andersen LLP


Chicago, Illinois
May 8, 1998